Exhibit 99.5

Summary Historical and Unaudited Pro Forma Financial Data

TC PipeLines, LP (the “Partnership”, “we”, “us”, or “our”) has derived the summary historical financial data of the Partnership as of and for the three months ended March 31, 2017 and for the years ended December 31, 2016 and 2015 from our historical financial statements and related notes. The information below should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2016  and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the financial statements for Iroquois Gas Transmission System, L.P. (“Iroquois”) and Portland Natural Gas Transmission System (“PNGTS”), which are included as Exhibit 99.1, 99.2, 99.3, 99.4 to this Form 8-K.
On June 1, 2017, the Partnership acquired from subsidiaries of TransCanada a 49.34 percent interest in Iroquois, including a future option to acquire a further 0.66 percent in Iroquois, together with an additional 11.81 percent interest in PNGTS resulting in the Partnership owning a 61.71 percent interest in PNGTS (Acquisition). The total purchase price of the 2017 Acquisition was $765 million plus preliminary purchase price adjustments amounting to $9 million. The purchase price consisted of  (i) $710 million for the Iroquois interest (less $165 million, which reflected our 49.34 percent share of Iroquois outstanding debt at March 31, 2017)  (ii) $55 million for the additional 11.81 percent in PNGTS (less, $5 million, which reflected our 11.81% proportionate share in PNGTS’ debt at March 31, 2017) and (iii) preliminary working capital adjustments on Iroquois and PNGTS amounting to $6 million and $3 million respectively. The Partnership funded the cash portion of the transaction through a combination of proceeds from the Partnership’s May 25, 2017 public debt offering and borrowing under the Partnership’s Senior Credit Facility.

The unaudited pro forma statement of income adjustments for the years ended December 31, 2016 and 2015 and for three months ended March 31, 2017 reflect our acquisition of an additional 11.81  percent interest in PNGTS and a 49.34 percent interest in Iroquois from subsidiaries of  TransCanada as if the Acquisition had occurred on January 1, 2015. On January 1, 2016, the Partnership acquired a 49.9 percent interest in PNGTS. The unaudited pro forma statement of income adjustments for the year ended December 31, 2015  reflect our acquisition of a 49.9 percent interest in PNGTS from a subsidiary of TransCanada as if it had occurred on January 1, 2015.

The unaudited pro forma balance sheet as at March 31, 2017 reflects the Acquisition as if such transaction had occurred on March 31, 2017.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what the Partnership’s results of operations or financial position would actually have been had the Acquisition and the related financing in fact occurred on the dates specified, nor does the information purport to project the Partnership’s results of operations for any future period or financial position at any future date.

TC PipeLines, LP
Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2017 (millions of dollars)	TC PipeLines, LP	Pro Forma Adjustments		Pro Forma TC PipeLines, LP

Assets
Current assets	107	24	[1]	131
Investment in Great Lakes	441	-		441
Investment in Northern Border	489	-		489
Investment in PNGTS	132	(132)	[1]	-
Investment in Iroquois	-	228	[2]	228
Plant, property and equipment	1,866	296	[1]	2,162
Goodwill and other assets	131			131
	3,166	416		3,582

Liabilities and Partners’ Equity
Current liabilities	43	10	[1,3]	53
Other liabilities	28			28
Long-term debt, including current portion	1,809	642	[1,4]	2,451
Deferred state income taxes		10	[1]	10
Total liabilities	1,880	662		2,542

Common units subject to rescission	64			64

Partners’ Equity
Common units	1,098	(339)	[1,2,3,4]	759
General Partner	28	(6)	[1,2,3,4]	22
Class B Units	95			95
Accumulated other comprehensive loss	1	(2)	[1]	(1)
Controlling interests	1,222	(347)		875
Non-controlling interests	-	101		101
Partners’ Equity	1,222	(246)		976
	3,166	416		3,582

TC PipeLines, LP
Unaudited Pro Forma Consolidated Statement of Income

Three months ended March 31, 2017 (millions of dollars except per unit amounts)	TC PipeLines, LP	Pro Forma Adjustments		Pro Forma TC PipeLines, LP

Equity earnings from investment in Great Lakes	17			17
Equity earnings from investment in Northern Border	19	-		19
Equity earnings from investment in PNGTS	7	(7)	[5]	-
Equity earnings from investment in Iroquois	-	13	[6]	13
Transmission revenues	89	23	[5]	112
Operating expenses	(12)	(2)	[5]	(14)
Property taxes	(5)	(2)	[5]	(7)
General and administrative	(2)	-		(2)
Depreciation	(22)	(2)	[5]	(24)
Financial charges and other	(16)	(6)	[5,7]	(22)
Net income before taxes	75	17		92
State income Taxes	-	(1)	[5]	(1)
Net income	75	16		91

Net income attributable to Non-Controlling Interests	-	6	[5]	6
Net income attributable to Controlling Interests	75	10	[5]	85

Net income attributable to Controlling Interests allocation
Common units [8]	72	10		82
General partner [8]	3	-		3
	75	10		85
Net income per common unit[8]– basic and diluted	$1.05	$0.15		$1.20
Weighted average common units outstanding (millions)	68.3	-		68.3

TC PipeLines, LP
Unaudited Pro Forma Consolidated Statement of Income

Twelve months ended December 31, 2016 (millions of dollars except per unit amounts)	TC PipeLines, LP	Pro Forma Adjustments		Pro Forma TC PipeLines, LP

Equity earnings from investment in Great Lakes	28			28
Equity earnings from investment in Northern Border	69	-		69
Equity earnings from investment in PNGTS	19	(19)	[5]	-
Equity earnings from investment in Iroquois		42	[6]	42
Transmission revenues	357	69	[5]	426
Operating expenses	(50)	(8)	[5]	(58)
Property taxes	(19)	(8)	[5]	(27)
General and administrative	(7)	-		(7)
Depreciation	(86)	(10)	[5]	(96)
Financial charges and other	(67)	(26)	[5,7]	(93)
Net income before taxes	244	40		284
State income Taxes	-	(1)	[5]	(1)
Net income	244	39		283

Net income attributable to Non-Controlling Interests	-	14	[5]	14
Net income attributable to Controlling Interests	244	25	[5]	269

Net income attributable to Controlling Interests allocation
Common units [8]	211	24		235
General partner [8]	11	1		12
Class B Units	22			22
	244	25		269
Net income per common unit[8]– basic and diluted	$3.21	$0.37		$3.58
Weighted average common units outstanding (millions)	65.7	-		65.7

TC PipeLines, LP
Unaudited Pro Forma Consolidated Statement of Income

Twelve months ended December 31, 2015 (millions of dollars except per unit amounts)	TC PipeLines, LP	Pro Forma Adjustments		Pro Forma TC PipeLines, LP

Equity earnings from investment in Great Lakes	31			31
Equity earnings from investment in Northern Border	66	-		66
Equity earnings from investment in PNGTS				-
Equity earnings from investment in Iroquois		43	[6]	43
Impairment of equity method investment	(199)			(199)
Transmission revenues	344	73	[5]	417
Operating expenses	(53)	(8)	[5]	(61)
Property taxes	(19)	(8)	[5]	(27)
General and administrative	(9)	-		(9)
Depreciation	(85)	(10)	[5]	(95)
Financial charges and other	(56)	(32)	[5,7]	(88)
Net income before taxes	20	58		78
State income Taxes	-	(2)	[5]	(2)
Net income	20	56		76

Net income attributable to Non-Controlling Interests	7	15	[5]	22
Net income attributable to Controlling Interests	13	41	[5]	54

Net income attributable to Controlling Interests allocation
Common units [8]	(2)	40		38
General partner [8]	3	1		4
Class B Units	12	-		12
	13	41		54
Net income (loss) per common unit[8]– basic and diluted	($0.03)	$0.63		$0.60
Weighted average common units outstanding (millions)	63.9	-		63.9

Notes to Unaudited Pro Forma Financial Data

Note 1. Basis of Presentation

The unaudited pro forma statement of income adjustments for the years ended December 31, 2016 and 2015 and for three months ended March 31, 2017 reflect our acquisition of an additional 11.81  percent interest in PNGTS and a 49.34 percent interest in Iroquois from subsidiaries of  TransCanada as if the Acquisition had occurred on January 1, 2015. On January 1, 2016, the Partnership acquired  a 49.9 percent interests in PNGTS. The unaudited pro forma statement of income adjustments for the year ended December 31, 2015  reflect our acquisition of a 49.9 percent interest in PNGTS from a subsidiary of TransCanada as if it had occurred on January 1, 2015. The unaudited pro forma balance sheet as at March 31, 2017 reflects the Acquisition as if such transaction had occurred on March 31, 2017.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the  significant effects of these transactions as contemplated, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated statement of income and balance sheet.

The unaudited pro forma consolidated statements of income and balance sheet does not give effect to synergies that might result from the Acquisition described above or any non-recurring charges or credits, and related tax effects, directly attributable to the transactions.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what the Partnership’s results of operations or financial position would actually have been had the Acquisition and the related financing in fact occurred on the dates specified, nor does the information purport to project the Partnership’s results of operations for any future period or financial position at any future date.

The unaudited pro forma consolidated financial information reflects the Acquisition as follows:

•  the closing of a $500 million public offering of senior unsecured notes  on May 25, 2017 bearing an interest rate of 3.90 percent maturing  May 25, 2027. The net proceeds of $497 million were used to fund a portion of the Acquisition.;

•  the assumed utilization of senior credit facility amounting to $107 million to finance the remaining portion of the purchase price of the Acquisition; and

•  the acquisition from subsidiaries of TransCanada, a 49.34 percent interest in Iroquois, together with an additional 11.81 percent interest in PNGTS resulting in the Partnership owning a 61.71 percent in PNGTS. The total purchase price of the 2017 Acquisition was $765 million plus preliminary purchase price adjustments amounting to $9 million The purchase price consisted of  (i) $710 million for the Iroquois interest (less $165 million, which reflected our 49.34 percent share of Iroquois outstanding debt at March 31,2017)  (ii) $55 million for the additional 11.81 percent in PNGTS (less, $5 million, which reflected our 11.81% proportionate share in PNGTS’ debt at March 31,2017) and ( iii) preliminary working capital adjustments on Iroquois and PNGTS amounting to $6 million and $3 million respectively.

Note 2. Proforma Adjustments and Assumptions

The following significant estimates and assumptions have been used in preparation of the unaudited pro forma financial data:

(1)
The acquisition of 11.81 percent equity interests in PNGTS’ net assets will result in the Partnership’s total ownership percentage of 61.71% and will be accounted for as transactions between entities under common control, whereby assets and liabilities of PNGTS will be recorded at TransCanada’s historical carrying values. PNGTS will become a subsidiary of the Partnership and will be consolidated. The consolidation of PNGTS includes state taxes for business profits tax (BPT) levied by the state of New Hampshire at the PNGTS level resulting in PNGTS’ recognition of deferred taxes related to the temporary differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases.

As the fair value paid for the additional 11.81% interest in PNGTS was in excess of the recorded net assets of PNGTS, the excess purchase price at March 31, 2017 of approximately $21 million will be recorded as a reduction to Partners’ equity, representing a $21 million reduction in the common units equity and a $nil million reduction in the general partner equity. Additionally, the intercompany distributions between the Partnership and PNGTS amounting to $2 million and between PNGTS and TransCanada amounting to $3 million were eliminated resulting to a net increase in working capital of $1 million and a corresponding increase of $1 million in the common units equity and a $nil million adjustment in the general partner equity.
(2)
The acquisition of 49.34 percent equity interests in Iroquois net assets will be accounted for as transactions between entities under common control, whereby the Partnership’s investment in Iroquois will be recorded at TransCanada’s historical carrying values. As the fair value paid for 49.34% equity interest in Iroquois was in excess of the recorded net assets of Iroquois, the excess purchase price at March 31, 2017 of approximately $323 million would be recorded as a reduction to Partners’ equity, representing a $317 million reduction in the common units equity and a $6 million reduction in the general partner equity.

(3)
The pro forma adjustment to current liabilities at March 31, 2017 reflects an estimated payable of $3 million related to the debt issuance, which will be deferred and amortized over the life of the debt, and a $2 million payable related to acquisition costs. Actual results could differ from these estimates. Additionally, the $2 million payable related to acquisition costs decreased common units equity by $2 million and a $nil million reduction in the general partner equity and the acquisition costs are not included in the proforma adjustment to expenses in the proforma income statement for all periods presented. Consistent with our accounting policy, the debt issuance cost of $3 million is presented net of total long term debt in the proforma balance sheet.

(4)
The increase to long-term debt reflects the financing used to complete the Acquisition. The pro forma adjustment reflects the issuance of $500 million public debt offering of senior unsecured notes, net of discount of $3 million, for a total proceeds of $497 million and a draw of $107 million on our revolving credit facility. Consistent with our accounting policy, the debt discount of $3 million is presented net of total long term debt in the proforma balance sheet.

(5)
The pro forma adjustment reflects the consolidation of 61.71% interest in PNGTS and elimination of equity earnings in PNGTS previously recognized. The consolidation of PNGTS includes the state income tax expense (approximately at 3.8 percent) relating to business profits tax (BPT) levied by the state of New Hampshire at the PNGTS level.

(6)	The pro forma adjustment reflects the 49.34% equity earnings from Iroquois income.
(7)
The proforma adjustment reflects the inclusion of (1) interest expense relating to the issuance of $500 million of the fixed-rate debt for the three months ended March 31, 2017 and years ended December 31, 2016 and 2015 using the fixed interest rate of 3.90 percent per annum and (2) interest expense relating to the draw of $107 million on our revolving credit facility for the three months ended March 31, 2017 and years ended December 31, 2016 and 2015 using weighted average interest incurred during the period of 2.03 percent, 1.72 percent and 1.44 percent per annum, respectively (3) interest expense  relating to a draw of $190 million on our revolving credit facility for the year ended December 31, 2015 at a weighted average interest rate of 1.44 percent, representing the utilization of our revolver in the 49.9 percent acquisition of PNGTS on  January 1, 2016 (the interest expense incurred on this borrowing is already reflected in our historical information beginning January 1, 2016) and (4) the amortization of the $3 million debt issuance fee of $3 million and debt discount of $3 million, which are both assumed to be amortized over 10 years. In addition, there would be an increase in interest expense relating to the consolidation of PNGTS as described in Note 1 and footnote 5. For the three months ended March 31, 2017 and years ended December 31, 2016 and 2015, there would be an increase of $1 million, $4 million and $7 million, respectively, recognized in relation to consolidation of 61.71 percent interest on PNGTS as if it had occurred on January 1, 2015.
Additionally, the Partnership has variable interest exposure on its revolving credit facility. If interest rates hypothetically increased (decreased) by 0.125 percent on the borrowings on its variable-rate revolving credit facility, compared with the weighted average interest incurred during three months ended March 31, 2017 and years ended December 31, 2016 and 2015 , the  interest expense as reflected on the proforma adjustment would increase (decrease) and net income would decrease (increase) by approximately $nil million, $1 million and $1 million, respectively.

(8)
Net income per common unit is computed by dividing net income attributable to Controlling Interests, after deduction of amounts attributable to the General Partner and Class B units by the weighted average number of common units outstanding.
The amounts allocable to the General Partner equals an amount based upon the General Partner’s effective two percent general partner interest, plus an amount equal to incentive distributions. Incentive distributions are paid to the General  Partner if quarterly cash distributions on the common units exceed levels specified in the Partnership Agreement.

The amount allocable to the Class B units in 2017 equals 30 percent of GTN’s distributable cash flow during the year ended December 31, 2017 less $20 million.  During the three months ended March 31, 2017, no amounts were allocated to the Class B units as the annual threshold of $20 million has  not been exceeded.

The amount allocated to the Class B units during the years ended December 31, 2016 and 2015 were $22 million and $12 million. respectively.

The common units and general partner’s allocation were based on historical calculations, adjusted for the income impact of the 61.71 percent interest in PNGTS and 49.34 percent interest in Iroquois as if it had occurred on January 1, 2015.